Investors: Salli Schwartz +1.858.291.6421 ir@illumina.com

Media: Sarah Shew +1.858.336.3157 sshew@illumina.com

Illumina Reports Financial Results for Second Quarter of Fiscal Year 2022

•Revenue of $1.16 billion for Q2 2022, up 3% from Q2 2021, and up 5% on a constant currency basis
•GAAP diluted loss per share of $(3.40) for Q2 2022, compared to GAAP diluted earnings per share of $1.26 for Q2 2021; GAAP diluted loss per share for Q2 2022 includes $609 million in legal contingencies
•Non-GAAP diluted earnings per share of $0.57 for Q2 2022, compared to non-GAAP diluted earnings per share of $1.87 for Q2 2021
•Expect full year revenue for fiscal year 2022 to grow 4% to 5% from fiscal year 2021, primarily reflecting the ongoing negative impact of foreign exchange rates, customer lab expansion delays, and macroeconomic-driven conservatism around immediate capital and inventory commitments, including in Greater China
•Expect GAAP diluted loss per share of $(2.93) to $(2.78) for fiscal year 2022
•Expect non-GAAP diluted earnings per share of $2.75 to $2.90 for fiscal year 2022

San Diego, August 11, 2022 /PRNewswire/ -- Illumina, Inc. (Nasdaq: ILMN) today announced its financial results for the second quarter of fiscal year 2022, which include consolidated financial results for GRAIL.

“Our second quarter results did not meet our expectations as challenges in a complex macroeconomic environment more than offset the growth we continue to see in sequencing runs on our platforms,” said Francis deSouza, Chief Executive Officer. “As we strategically navigate these dynamics, we continue to advance our innovation roadmap in support of our long-term growth trajectory. At our upcoming Illumina Genomics Forum and Investor Day events, we look forward to showcasing our breakthrough technologies that demonstrate the power and potential of genomics.”

Second quarter consolidated results

	GAAP		Non-GAAP (a)
Dollars in millions, except per share amounts	Q2 2022 (b)	Q2 2021	Q2 2022 (b)	Q2 2021
Revenue	$1,162	$1,126
Gross margin	66.0%	71.2%	69.4%	71.8%
Research and development (“R&D”) expense	$327	$202	$327	$202
Selling, general and administrative (“SG&A”) expense	$410	$413	$339	$269
Legal contingencies	$609	$—	$—	$—
Operating (loss) profit	$(579)	$187	$141	$338
Operating margin	(49.8)%	16.6%	12.2%	30.0%
Net (loss) income	$(535)	$185	$91	$276
Diluted (loss) earnings per share	$(3.40)	$1.26	$0.57	$1.87

(a) See the tables included in “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.
(b) Consolidated financial results for GRAIL are included in Q2 2022, but not in Q2 2021, as GRAIL was acquired on August 18, 2021.

During the second quarter of 2022, Illumina recognized $609 million in legal contingencies, including an accrual of $453 million, recorded in Q2 2022, for the potential fine that the European Commission may impose of up to 10% of our consolidated annual revenues and an estimated accrual of $156 million, also recorded in Q2 2022, related to the settlement of our litigation with BGI in July 2022.

Capital expenditures for free cash flow purposes were $71 million during the second quarter of 2022. Cash flow from operations was $125 million, compared to $253 million in the prior year period, with the year-over-year decrease primarily attributable to GRAIL's operating loss. Free cash flow (cash flow used in operations less capital expenditures) was $54 million for the quarter, compared to $209 million in the prior year. Depreciation and amortization expenses were $93 million during the second quarter of 2022. At the close of the quarter, the company held $1,327 million in cash, cash equivalents and short-term investments, compared to $1,339 million as of January 2, 2022.

Second quarter segment results
Following the acquisition of GRAIL on August 18, 2021, Illumina has two reportable segments, Core Illumina and GRAIL. GRAIL financial results are reflected for the period after the acquisition.

Core Illumina

	GAAP		Non-GAAP (a)
Dollars in millions	Q2 2022	Q2 2021	Q2 2022	Q2 2021
Revenue (b)	$1,156	$1,126
Gross margin	69.3%	71.2%	69.8%	71.8%
R&D expense	$249	$202	$249	$202
SG&A expense	$339	$413	$270	$269
Legal contingencies	$609	$—	$—	$—
Operating (loss) profit	$(396)	$187	$288	$338
Operating margin	(34.3)%	16.6%	24.9%	30.0%

(a) See Table 3 included in “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.
(b) Core Illumina revenue for Q2 2022 was up 3% from Q2 2021, and up 4% on a constant currency basis. Amount for Q2 2022 includes intercompany revenue of $6 million, which is eliminated in consolidation.

GRAIL

	GAAP		Non-GAAP (a)
In millions	Q2 2022	Q2 2021	Q2 2022	Q2 2021
Revenue	$12	—
Gross (loss) profit	$(29)	—	$4	—
R&D expense	$86	—	$86	—
SG&A expense	$72	—	$70	—
Operating loss	$(187)	—	$(152)	—

(a) See Table 3 included in “Results of Operations - Non-GAAP” section below for a reconciliation of these GAAP and non-GAAP financial measures.

Key announcements by Illumina since Illumina’s last earnings release
•Unveiled DRAGEN v4.0, Illumina’s most accurate and comprehensive secondary analysis platform, boosting capabilities in key areas including oncology, pharmacogenomics, single-cell sequencing, and population genomics with a single platform

•Launched Research Use Only (RUO) TruSight™ Oncology 500 HRD test codeveloped with Merck to enable researchers to unlock deeper insights about the tumor genome, and introduced new pan-cancer companion diagnostic (CDx) for TSO Comprehensive EU, codeveloped with Bayer, to match patients with rare genetic mutations to targeted therapies
•Partnered with Allegheny Health Network to assess in-house comprehensive cancer genomic profiling (CGP) to enhance patient care
•Announced new 2x300 base pair read lengths on NextSeq™ 1000 and 2000 systems, new data on Infinity long-read technology and developments in informatics solutions at AGBT General Meeting
•Announced inaugural Illumina Genomics Forum with 45 speakers, including former U.S. President Barack Obama, technologist, business leader, and philanthropist Bill Gates, and other leaders in genomics and healthcare from around the world
•Received validation of net-zero targets by the Science Based Targets Initiative (SBTi), among first companies in the world
•Appointed Joydeep Goswami, Chief Strategy and Corporate Development Officer, as Interim Chief Financial Officer

A full list of recent Illumina announcements can be found in the company’s News Center.

Key announcements by GRAIL since Illumina’s last earnings release
•Enrolled 140,000 participants in NHS-Galleri trial, largest study of multi-cancer early detection test
•Announced strategic collaboration with AstraZeneca to develop companion diagnostic tests and identify patients with high-risk, early-stage disease who could benefit from novel therapies
•Expanded offering of Galleri® across the U.S. through partnerships with Mercy, one of the 25 largest U.S. health systems, Community Health Network in the Midwest, with Ochsner Health, the largest Gulf South health system, and with Intermountain Healthcare in Utah
•Partnered with Fountain Health Insurance to offer Galleri® as part of annual wellness benefits
•Collaborated with U.S. Dept. of Veterans Affairs and Veterans Health Foundation to provide Galleri® to 10,000 veterans across the U.S. over next 3 years
•Named Best Overall Medical Device Company in 2022 MedTech Breakthrough Awards

A full list of recent GRAIL announcements can be found in GRAIL’s Newsroom.

Financial outlook and guidance
The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance, including our Core Illumina and GRAIL segments. Please see our Reconciliation of Consolidated Non-GAAP Financial Guidance included in this release for a reconciliation of these GAAP and non-GAAP financial measures.

For fiscal 2022, the company now expects consolidated revenue growth in the range of 4% to 5%. We now expect GAAP diluted loss per share of $(2.93) to $(2.78) and non-GAAP diluted earnings per share of $2.75 to $2.90. The GAAP and non-GAAP diluted (loss) earnings per share guidance ranges continue to assume that the R&D expense capitalization requirement implemented by the Tax Cuts and Jobs Act of 2017 will be repealed or deferred in the fourth quarter of 2022. If the R&D expense capitalization requirement is not repealed or deferred in 2022, the company’s tax expense will be negatively impacted.

Core Illumina revenue growth is now expected to be in the range of 3.5% to 4.5%. GRAIL revenue is now expected to be in the range of $50 million to $70 million.

Conference call information
The conference call will begin at 2 p.m. Pacific Time (5 p.m. Eastern Time) on Thursday, August 11, 2022. Interested parties may access the live teleconference through the Investor Info section of Illumina’s website under the “Company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 866.409.1555 or +1.313.209.4906 outside North America, both using conference ID 6659694. To ensure timely connection, please dial in at least ten minutes before the scheduled start of the call.

A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for diluted earnings per share, net income, gross margin, operating expenses, including research and development expense, selling general and administrative expense and legal contingencies, operating income (loss), operating margin, gross profit, other income (expense), constant currency revenue growth, and free cash flow (on a consolidated and, as applicable, segment basis for our Core Illumina and GRAIL segments) in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets among others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release, as well as the effects of currency translation. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance, including in the non-GAAP measures related to our Core Illumina and GRAIL segments. Additionally, non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) the impact to our business and operating results of the COVID-19 pandemic; (ii) changes in the rate of growth in the markets we serve; (iii) the volume, timing and mix of customer orders among our products and services; (iv) our ability to adjust our operating expenses to align with our revenue expectations; (v) our ability to manufacture robust instrumentation and consumables; (vi) the success of products and services competitive with our own; (vii) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (viii) the impact of recently launched or pre-announced products and services on existing products and services; (ix) our ability to further develop and commercialize our instruments, consumables, and products, including Galleri, the cancer screening test developed by GRAIL, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (x) the risks and costs associated with the integration of, and our ability to integrate, GRAIL’s business successfully to achieve anticipated synergies, including the restrictions on integration during any hold separate period or any delay in integration following any hold separate period; (xi) the risk that disruptions from the consummation of our acquisition of GRAIL or any associated legal or regulatory proceedings or obligations will harm our business, including current plans and operations; (xii) potential adverse reactions or changes to business relationships resulting from the consummation of our acquisition of GRAIL; (xiii) the risk of incurring fines associated with the consummation of our acquisition of GRAIL and the possibility that we may be required to divest all or a portion of the assets or equity interests of GRAIL on terms that could be materially worse than the terms on which we acquired GRAIL; (xiv) our ability to obtain approval by third-party payors to reimburse patients for our products; (xv) our ability to obtain regulatory clearance for our products from government agencies; (xvi) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xvii) our ability to successfully identify and integrate acquired technologies, products, or businesses; (xviii) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (xix) legislative, regulatory and economic developments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as a global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and connect with us on Twitter, Facebook, LinkedIn, Instagram, and YouTube.

About GRAIL
GRAIL is a healthcare company whose mission is to detect cancer early, when it can be cured. GRAIL is focused on alleviating the global burden of cancer by developing pioneering technology to detect and identify multiple deadly cancer types early. The company is using the power of next-generation sequencing, population-scale clinical studies, and state-of-the-art computer science and data science to enhance the scientific understanding of cancer biology, and to develop its multi-cancer early detection blood test. GRAIL is headquartered in Menlo Park, CA with locations in Washington, D.C., North Carolina, and the United Kingdom. GRAIL, LLC, is a wholly-owned subsidiary of Illumina, which is currently being held and operated separately in order to comply with the interim measures order imposed by the European Commission during the pendency of its ongoing merger review. For more information, please visit www.grail.com.

# # #

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	July 3, 2022	January 2, 2022
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,289	$1,232
Short-term investments	38	107
Accounts receivable, net	642	648
Inventory, net	518	431
Prepaid expenses and other current assets	404	295
Total current assets	2,891	2,713
Property and equipment, net	1,055	1,024
Operating lease right-of-use assets	693	672
Goodwill	7,158	7,113
Intangible assets, net	3,202	3,250
Other assets	449	445
Total assets	$15,448	$15,217

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$282	$332
Accrued liabilities	1,354	761
Term notes, current portion	499	—
Convertible senior notes, current portion	746	—
Total current liabilities	2,881	1,093
Operating lease liabilities	775	774
Term notes	495	993
Convertible senior notes	—	702
Other long-term liabilities	853	915
Stockholders’ equity	10,444	10,740
Total liabilities and stockholders’ equity	$15,448	$15,217

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
Revenue:
Product revenue	$1,006	$972	$2,076	$1,925
Service and other revenue	156	154	310	294
Total revenue	1,162	1,126	2,386	2,219
Cost of revenue:
Cost of product revenue (a)	286	254	586	519
Cost of service and other revenue (a)	69	63	138	121
Amortization of acquired intangible assets	40	7	79	13
Total cost of revenue	395	324	803	653
Gross profit	767	802	1,583	1,566
Operating expense:
Research and development (a)	327	202	650	398
Selling, general and administrative (a)	410	413	719	787
Legal contingencies	609	—	609	—
Total operating expense	1,346	615	1,978	1,185
(Loss) income from operations	(579)	187	(395)	381
Other (expense) income, net	(58)	20	(102)	(3)
(Loss) income before income taxes	(637)	207	(497)	378
(Benefit) provision for income taxes	(102)	22	(48)	45
Net (loss) income	$(535)	$185	$(449)	$333
(Loss) earnings per share:
Basic	$(3.40)	$1.27	$(2.85)	$2.28
Diluted	$(3.40)	$1.26	$(2.85)	$2.26
Shares used in computing (loss) earnings per common share:
Basic	157	146	157	146
Diluted	157	147	157	147

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended		Six Months Ended
	July 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
Cost of product revenue	$7	$8	$13	$15
Cost of service and other revenue	1	1	2	2
Research and development	39	26	75	50
Selling, general and administrative	44	45	93	80
Stock-based compensation expense before taxes	$91	$80	$183	$147

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
Net cash provided by operating activities	$125	$253	$297	$535
Net cash (used in) provided by investing activities	(165)	3	(239)	1,379
Net cash (used in) provided by financing activities	(5)	(496)	16	472
Effect of exchange rate changes on cash and cash equivalents	(17)	3	(17)	—
Net (decrease) increase in cash and cash equivalents	(62)	(237)	57	2,386
Cash and cash equivalents, beginning of period	1,351	4,433	1,232	1,810
Cash and cash equivalents, end of period	$1,289	$4,196	$1,289	$4,196

Calculation of free cash flow:
Net cash provided by operating activities	$125	$253	$297	$535
Purchases of property and equipment	(71)	(44)	(132)	(86)
Free cash flow (a)	$54	$209	$165	$449

(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Revenue by Segment
(Dollars in millions)
(unaudited)

	Three Months Ended
	July 3, 2022
	2022	2021	Growth %	2022 Currency Impact	2022 Constant Currency Revenues (a)	Constant Currency Growth % (a)
Core Illumina	$1,156	$1,126	3%	$19	$1,175	4%
GRAIL	12	—	100%	—	12	100%
Eliminations	(6)	—	100%	—	(6)	100%
Consolidated revenue	$1,162	$1,126	3%	$19	$1,181	5%

(a) Constant currency revenue growth, which is a non-GAAP financial measure, is calculated using comparative prior period foreign exchange rates to translate current period revenue, net of the effects of hedges.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

TABLE 1: CONSOLIDATED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE:

	Three Months Ended		Six Months Ended
	July 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
GAAP (loss) earnings per share - diluted	$(3.40)	$1.26	$(2.85)	$2.26
Cost of revenue (b)	0.25	0.05	0.50	0.10
R&D expense (b)	—	—	—	—
SG&A expense (b)	0.45	0.98	0.38	2.01
Legal contingencies (b)	3.88	—	3.88	—
Other expense (income), net (b)	0.24	(0.16)	0.48	(0.02)
GILTI and U.S. foreign tax credits (c)	0.04	—	0.20	—
Incremental non-GAAP tax expense (d)	(0.89)	(0.25)	(0.96)	(0.55)
Income tax (benefit) provision (e)	0.01	(0.01)	0.03	(0.04)
Effect of dilutive shares (f)	(0.01)	—	(0.02)	—
Non-GAAP earnings per share - diluted (a)	$0.57	$1.87	$1.64	$3.76

GAAP diluted shares	157	147	157	147
Non-GAAP dilutive shares (g)	2	—	2	—
Non-GAAP diluted shares	159	147	159	147

TABLE 2: CONSOLIDATED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS):

	Three Months Ended		Six Months Ended
	July 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
GAAP net (loss) income	$(535)	$185	$(449)	$333
Cost of revenue (b)	40	7	79	14
R&D expense (b)	—	—	—	—
SG&A expense (b)	71	144	60	295
Legal contingencies (b)	609	—	609	—
Other expense (income), net (b)	38	(22)	76	(2)
GILTI and U.S. foreign tax credits (c)	6	—	31	—
Incremental non-GAAP tax expense (d)	(139)	(36)	(151)	(80)
Income tax (benefit) provision (e)	1	(2)	5	(6)
Non-GAAP net income (a)	91	276	260	554
Add: interest expense on convertible notes, net of tax (h)	—	—	1	—
Non-GAAP net income - for diluted earnings per share	$91	$276	$261	$554
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not foot or recalculate using the rounded amounts provided.

(a) Non-GAAP net income and diluted earnings per share exclude the effects of the pro forma adjustments as detailed above. Non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future operating performance.
(b) Refer to our Itemized Reconciliations between GAAP and Non-GAAP Results of Operations below for the components of these amounts.

(c) Amount represents the impact of GRAIL pre-acquisition net operating losses on GILTI and the utilization of U.S. foreign tax credits.
(d) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
(e) Amounts represent difference between book and tax accounting related to stock-based compensation cost.
(f) In loss periods, GAAP diluted loss per share excludes dilutive potential common shares as the effect of including these shares in the calculation is anti-dilutive. The amounts represent the impact of dilutive shares to non-GAAP diluted earnings per share, which is calculated using weighted-average shares, adjusted for dilutive potential shares that were assumed outstanding during Q2 2022 and YTD 2022.
(g) The amounts represent potentially dilutive shares from the 2023 Convertible Senior Notes and outstanding equity awards. The effect of including such shares in the calculation of non-GAAP diluted earnings per share is dilutive.
(h) Amount represents interest expense on the 2023 Convertible Senior Notes, net of any income tax effects, which is added back to the numerator for purposes of the if-converted method used to calculate non-GAAP diluted earnings per share upon the adoption of ASU 2020-06, as it would have a dilutive effect on the calculation of non-GAAP diluted earnings per share.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3: ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended
	July 3, 2022
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (loss) (b)	$801	69.3%	$(29)	$(5)	$767	66.0%
Amortization of acquired intangible assets	6	0.5%	33	—	40	3.4%
Non-GAAP gross profit (a)	$807	69.8%	$4	$(5)	$807	69.4%

GAAP and non-GAAP R&D expense	$249	21.5%	$86	$(8)	$327	28.1%

GAAP SG&A expense	$339	29.3%	$72	$(1)	$410	35.4%
Amortization of acquired intangible assets	—	—	(1)	—	(1)	(0.1)%
Contingent consideration liability (e)	(38)	(3.3)%	—	—	(38)	(3.3)%
Acquisition-related expenses (f)	(31)	(2.7)%	(1)	—	(32)	(2.8)%
Non-GAAP SG&A expense	$270	23.3%	$70	$(1)	$339	29.2%

GAAP legal contingencies	$609	52.6%	$—	—	$609	52.3%
Legal contingencies (d)	(609)	(52.6)%	—	—	(609)	(52.3)%
Non-GAAP legal contingencies	$—	—	$—	$—	$—	—

GAAP operating loss	$(396)	(34.3)%	$(187)	$4	$(579)	(49.8)%
Cost of revenue	6	0.5%	33	—	40	3.4%
SG&A costs	69	6.1%	2	—	71	6.3%
Legal contingencies	609	52.6%	—	—	609	52.3%
Non-GAAP operating profit (loss) (a)	$288	24.9%	$(152)	$4	$141	12.2%

GAAP other expense, net	$(58)	(5.0)%	$—	$—	$(58)	(5.0)%
Strategic investment related loss, net (i)	30	2.6%	—	—	30	2.6%
Loss on Helix contingent value right (j)	8	0.7%	—	—	8	0.7%
Non-GAAP other expense, net	$(20)	(1.7)%	$—	$—	$(20)	(1.7)%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not foot or recalculate using the rounded amounts provided. Percentages of revenue are calculated based on the revenue of the respective segment.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3 (CONTINUED): ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended
	July 4, 2021
	Core Illumina		GRAIL		Eliminations	Consolidated
GAAP gross profit (b)	$802	71.2%	$—		$—	$802	71.2%
Amortization of acquired intangible assets	7	0.6%	—		—	7	0.6%
Non-GAAP gross profit (a)	$809	71.8%	$—		$—	$809	71.8%

GAAP and non-GAAP R&D expense	$202	18.0%	$—		$—	$202	18.0%

GAAP SG&A expense	$413	36.6%	$—		$—	$413	36.6%
Acquisition-related expenses (f)	(145)	(13.0)%	—		—	(145)	(13.0)%
Expenses related to COVID-19 (c)	(1)	—	—		—	(1)	—
Gain on litigation (h)	2	0.2%	—		—	2	0.2%
Non-GAAP SG&A expense	$269	23.8%	$—		$—	$269	23.8%

GAAP operating profit	$187	16.6%	$—		$—	$187	16.6%
Cost of revenue	7	0.6%	—		—	7	0.6%
SG&A costs	144	12.8%	—		—	144	12.8%
Non-GAAP operating profit (a)	$338	30.0%	$—		$—	$338	30.0%

GAAP other income, net	$20	1.8%	$—		$—	$20	1.8%
Strategic investment related gain, net (i)	(25)	(2.2)%	—		—	(25)	(2.2)%
Gain on Helix contingent value right (j)	(8)	(0.7)%	—		—	(8)	(70.0)%
Non-cash interest expense (k)	10	0.9%	—		—	10	0.9%
Loss on extinguishment of debt (n)	1	—	—	—%	—	1	—
Non-GAAP other expense, net	$(2)	(0.2)%	$—		$—	$(2)	(0.2)%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not foot or recalculate using the rounded amounts provided. Percentages of revenue are calculated based on the revenue of the respective segment.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3 (CONTINUED): ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Six Months Ended
	July 3, 2022
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (loss) (b)	$1,651	69.5%	$(58)	$(10)	$1,583	66.3%
Amortization of acquired intangible assets	13	0.5%	67	—	79	3.4%
Non-GAAP gross profit (a)	$1,664	70.0%	$9	$(10)	$1,662	69.7%

GAAP and non-GAAP R&D expense	$486	20.5%	$171	$(7)	$650	27.3%

GAAP SG&A expense	$590	24.8%	$130	$(1)	$719	30.1%
Amortization of acquired intangible assets	—	—	(2)	—	(3)	(0.1)%
Contingent consideration liability (e)	11	0.5%	—	—	11	0.5%
Acquisition-related expenses (f)	(64)	(2.7)%	(5)	—	(68)	(2.9)%
Non-GAAP SG&A expense	$537	22.6%	$123	$(1)	$659	27.6%

GAAP legal contingencies	$609	25.6%	$—	$—	$609	25.5%
Legal contingencies (d)	(609)	(25.6)%	—	—	(609)	(25.5)%
Non-GAAP legal contingencies	$—	—	$—	$—	$—	—

GAAP operating loss	$(34)	(1.4)%	$(359)	$(2)	$(395)	(16.6)%
Cost of revenue	13	0.5%	67	—	79	3.4%
SG&A costs	52	2.2%	7	—	60	2.5%
Legal contingencies	609	25.6%	—	—	609	25.5%
Non-GAAP operating profit (loss) (a)	$640	26.9%	$(285)	$(2)	$353	14.8%

GAAP other expense, net	$(102)	(4.3)%	$—	$—	$(102)	(4.3)%
Strategic investment related loss, net (i)	73	3.1%	—	—	73	3.1%
Loss on Helix contingent value right (j)	3	0.1%	—	—	3	0.1%
Non-GAAP other expense, net	$(26)	(1.1)%	$—	$—	$(26)	(1.1)%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not foot or recalculate using the rounded amounts provided. Percentages of revenue are calculated based on the revenue of the respective segment.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3 (CONTINUED): ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Six Months Ended
	July 4, 2021
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (b)	$1,566	70.6%	$—	$—	$1,566	70.6%
Amortization of acquired intangible assets	13	0.6%	—	—	13	0.6%
Expenses related to COVID-19 (c)	1	—	—	—	1	—
Non-GAAP gross profit (a)	$1,580	71.2%	$—	$—	$1,580	71.2%

GAAP and non-GAAP R&D expense	$398	18.0%	$—	$—	$398	18.0%

GAAP SG&A expense	$787	35.4%	$—	$—	$787	35.4%
Amortization of acquired intangible assets	(1)	—	—	—	(1)	—
Acquisition-related expenses (f)	(295)	(13.3)%	—	—	(295)	(13.3)%
Expenses related to COVID-19 (c)	(2)	(0.1)%	—	—	(2)	(0.1)%
Income related to COVID-19 (g)	1	—	—	—	1	—
Gain on litigation (h)	2	0.1%	—	—	2	0.1%
Non-GAAP SG&A expense	$492	22.1%	$—	$—	$492	22.1%

GAAP operating profit	$381	17.2%	$—	$—	$381	17.2%
Cost of revenue	14	0.6%	—	—	14	0.6%
SG&A costs	295	13.3%	—	—	295	13.3%
Non-GAAP operating profit (a)	$690	31.1%	$—	$—	$690	31.1%

GAAP other expense, net	$(3)	(0.2)%	$—	$—	$(3)	(0.2)%
Strategic investment related loss, net (i)	14	0.7%	—	—	14	0.7%
Gain on Helix contingent value right (j)	(18)	(0.8)%	—	—	(18)	(0.8)%
Non-cash interest expense (k)	20	1.0%	—	—	20	1.0%
Gain on derivative assets (l)	(26)	(1.2)%	—	—	(26)	(1.2)%
Bridge facility fees (m)	7	0.3%	—	—	7	0.3%
Loss on extinguishment of debt (n)	1	—	—	—	1	—
Non-GAAP other expense, net	$(5)	(0.2)%	$—	$—	$(5)	(0.2)%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not foot or recalculate using the rounded amounts provided. Percentages of revenue are calculated based on the revenue of the respective segment.

(a) Non-GAAP gross profit, included within non-GAAP operating profit (loss), is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit (loss) and non-GAAP other expense, net exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance, including in the non-GAAP measures related to our Core Illumina and GRAIL segments.
(b) Reconciling amounts are recorded in cost of revenue.
(c) Amounts consist of direct and incremental expenses incurred due to the COVID-19 pandemic, primarily expenses related to employee testing and incremental cleaning in 2021. Such expenses were not excluded in 2022.
(d) Amounts relate to an accrual of $453 million, recorded in Q2 2022, for the potential fine that the European Commission may impose on us of up to 10% of our consolidated annual revenues and an estimated accrual of $156 million, also recorded in Q2 2022, related to the settlement of our litigation with BGI in July 2022.

(e) Amounts consist primarily of fair value adjustments for our contingent consideration liability related to the GRAIL acquisition.
(f) Amounts consist primarily of legal expenses related to our acquisitions. Amounts for Q2 2021 and the first half of 2021 include $105 million in Continuation Payments paid during both Q1 and Q2 2021.
(g) Amount consists of direct and incremental income due to the COVID-19 pandemic, primarily payroll-related credits earned in the U.S. and Canada in Q1 2021. Such income was not excluded in 2022.
(h) Amount consists of a gain related to a patent litigation settlement.
(i) Amounts consist primarily of mark-to-market adjustments from our strategic investments.
(j) Amounts consist of fair value adjustments related to our Helix contingent value right.
(k) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash. We adopted ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-10), on January 3, 2022, using the modified retrospective method. The adoption eliminated the non-cash interest expense related to the conversion feature of our 2023 Convertible Notes beginning in Q1 2022.
(l) Amount represents gain recorded on our derivative assets related to the terminated acquisition with Pacific Biosciences as a result of Pacific Biosciences repaying to us $52 million in Continuation Advances.
(m) Amount consists of expenses related to the bridge facility commitment, which was terminated in March 2021 in conjunction with our issuance of term notes.
(n) Amount consists of loss on extinguishment of our 2021 Convertible Senior Notes, which matured in June 2021.

Illumina, Inc.
Reconciliation of Consolidated Non-GAAP Financial Guidance
(unaudited)

Our future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect our financial results are stated above in this press release. More information on potential factors that could affect our financial results is included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended January 2, 2022 filed with the SEC on February 18, 2022, and Form 10-Q for the fiscal quarter ended April 3, 2022. We assume no obligation to update any forward-looking statements or information.

TABLE 4: RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE GUIDANCE:

Fiscal Year 2022
Consolidated GAAP diluted loss per share (b)	$(2.93) - $(2.78)
Amortization of acquired intangible assets	1.12
Legal contingencies (c)	3.82
Acquisition-related expenses (d)	0.43
Strategic investment related loss, net (e)	0.46
Loss on Helix contingent value right (f)	0.02
Contingent consideration liability (g)	(0.07)
Gain on litigation (h)	(0.05)
GILTI and U.S. foreign tax credits (i)	0.46
Incremental non-GAAP tax expense (j)	(0.54)
Income tax provision (k)	0.03
Consolidated non-GAAP diluted earnings per share (a)(b)	$2.75 - $2.90

(a) Non-GAAP diluted earnings per share exclude the effect of the pro forma adjustments as detailed above. Non-GAAP diluted earnings per share is a key component of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in this measure to assist investors in analyzing and assessing our past and future operating performance.
(b) The GAAP and non-GAAP diluted (loss) earnings per share guidance ranges continue to assume that the R&D expense capitalization requirement implemented by the Tax Cuts and Jobs Act of 2017 will be repealed or deferred in the fourth quarter of 2022. If the R&D expense capitalization requirement is not repealed or deferred in 2022, the company’s tax expense will be negatively impacted.
(c) Amount consists of legal accruals recorded in Q2 2022, including an accrual of $453 million for the potential fine that the European Commission may impose on us of up to 10% of our consolidated annual revenues and an estimated accrual of $156 million related to the settlement of our litigation with BGI in July 2022.
(d) Amount consists primarily of legal expenses related to our acquisitions.
(e) Amount consists primarily of mark-to-market adjustments from our strategic investments.
(f) Amount consists of fair value adjustments related to our Helix contingent value right.
(g) Amount consists primarily of fair value adjustment for our contingent consideration liability related to the GRAIL acquisition.
(h) Amount consists of damages awarded to us (preliminary gain contingency) from previous litigation with BGI that will be settled in Q3 2022 as a result of the settlement agreement we executed with BGI on July 14, 2022.
(i) Amount represents the impact of GRAIL pre-acquisition net operating losses on GILTI and the utilization of U.S. foreign tax credits.
(j) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed.
(k) Amount represents difference between book and tax accounting related to stock-based compensation cost.